CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, each dated November 26, 2025, and each included in this Post-Effective Amendment No. 5 to the Registration Statement (Form N-1A, File No. 333-278528) of Lincoln Funds Trust (the “Trust”) (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated September 18, 2025, with respect to the financial statements and financial highlights of Lincoln Inflation Plus Fund and Lincoln U.S. Equity Income Maximizer Fund (two of the series constituting the Lincoln Funds Trust) (the “Funds”) included in the Funds’ Annual Report to Shareholders (Form N-CSR) for the period from October 1, 2025 (date of commencement of operations) to July 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

November 26, 2025